CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Matthews International Funds of our report dated February 24, 2023, relating to the financial statements and financial highlights of Matthews Emerging Markets Equity Fund, Matthews Emerging Markets Sustainable Future Fund, Matthews Emerging Markets Small Companies Fund, Matthews Asia Growth Fund, Matthews Pacific Tiger Fund, Matthews Asia Innovators Fund, Matthews China Fund, Matthews China Small Companies Fund, Matthews India Fund, Matthews Japan Fund, Matthews Korea Fund, Matthews Asian Growth and Income Fund, Matthews Asia Dividend Fund, Matthews China Dividend Fund, Matthews Emerging Markets Equity Active ETF, Matthews Asia Innovators Active ETF, and Matthews China Active ETF, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers
San Francisco, California
April 28, 2023